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                                                            Exhibit (m)(I)(5)(a)

                                   12B-1 PLAN
                                 CLASS C SHARES

                                   SCHEDULE A
                              (AS OF JUNE 18, 2007)

                                130/30 CORE FUND
                               130/30 GROWTH FUND
                            130/30 INTERNATIONAL FUND
                               ALL CAP GROWTH FUND
                               ALL CAP VALUE FUND
                               INCOME MANAGER FUND
                               CASH RESERVES FUND
                          CONSERVATIVE ALLOCATION FUND
                               FLOATING RATE FUND
                             GROWTH ALLOCATION FUND
                                INDEXED BOND FUND
                               S&P 500 INDEX FUND
                           INTERMEDIATE TERM BOND FUND
                            MODERATE ALLOCATION FUND
                         MODERATE GROWTH ALLOCATION FUND
                              SHORT TERM BOND FUND
                           LARGE CAP OPPORTUNITY FUND
                               GROWTH EQUITY FUND